UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange
7.00% Series D Cumulative Convertible Preferred Stock	ARE/PD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

We previously reported, in a Form 8-K filed on April 29, 2019, that on April 25, 2019, Alexandria Real Estate Equities, Inc. (the “Company”) and its subsidiary Alexandria Real Estate Equities, L.P. entered into an escrow agreement (the “Citibank Escrow Agreement”) with Citibank, N.A., as administrative agent, certain lenders, and Shearman & Sterling LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Company and the other parties to the Fifth Amended and Restated Term Loan Agreement (the “Unsecured Senior Bank Term Loan”) submitted their signature pages to the Unsecured Senior Bank Term Loan to be held by the Escrow Agent in escrow.

The terms and conditions of the above-described Citibank Escrow Agreement were satisfied on June 28, 2019 and, on that date, the Unsecured Senior Bank Term Loan was deemed executed and became effective. The terms of such agreements were unchanged from those anticipated in the Form 8-K filed on April 29, 2019, and are summarized below.

Fifth Amended and Restated Unsecured Senior Bank Term Loan Agreement

The Unsecured Senior Bank Term Loan amends and restates the Company’s Fourth Amended and Restated Term Loan Agreement dated as of September 28, 2018 (as amended prior to the date hereof), with Citibank, N.A., as administrative agent, Citibank, N.A., RBC Capital Markets, and The Bank of Nova Scotia, as joint lead arrangers and joint book running managers, and certain financial institutions party thereto as lenders. As of March 31, 2019, the principal amount outstanding under such facility was $350 million (the “Existing Unsecured Senior Bank Term Loan”).

The Unsecured Senior Bank Term Loan extends the maturity date of the Existing Unsecured Senior Bank Term Loan to January 2, 2025.

Affiliates of lenders under the Unsecured Senior Bank Term Loan have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, and general financing services for the Company.

The foregoing summary of the Unsecured Senior Bank Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Unsecured Senior Bank Term Loan, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 is incorporated herein by reference.
Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

July 5, 2019	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer